UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2019

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $.01 per share	ASCMA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement.

As previously announced, on April 1, 2019, Monitronics International, Inc. (the “Company”), a wholly owned subsidiary of Ascent Capital Group, Inc., failed to make the interest payment (the “Interest Payment”) due on its 9.125% Senior Notes due 2020 (the “Notes”) and such failure constituted a default under that certain Indenture, dated as of March 23, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”). The Company’s failure to make the Interest Payment within thirty days after it was due and payable constitutes an “event of default” under the Indenture. As active discussions are still ongoing regarding the Company’s evaluation of strategic alternatives, the board of directors of the Company (the “Board”) determined that the Company would not make the Interest Payment prior to the expiration of the thirty day grace period. An event of default under the Indenture also constitutes an “event of default” under the Company’s Credit Agreement, dated as of March 23, 2012 (as amended, the “Credit Agreement”).

As previously announced on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2019, the Company, certain of its subsidiaries party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (collectively, the “Credit Agreement Forbearing Parties”) entered into that certain Forbearance Agreement (as amended and as further amended by Amendment No. 5 (as defined below) and Amendment No. 6 (as defined below), the “Credit Forbearance Agreement”) and the Company and the guarantors of the Notes entered into a forbearance agreement (the “Notes Forbearance Agreement”) with certain holders of the Notes (collectively, the “Forbearing Noteholders”). On May 7, 2019 and May 10, 2019, the Company received e-mail notices from the Forbearing Noteholders that the Notes Forbearance Agreement shall be extended to May 10, 2019 and May 15, 2019, respectively, unless certain specified circumstances cause an earlier termination, pursuant to Section 2(g) of the Notes Forbearance Agreement. Further, the parties to the Credit Forbearance Agreement extended the Credit Forbearance Agreement to May 10, 2019 and May 15, 2019, pursuant to that certain Amendment No. 5 to the Credit Forbearance Agreement dated as of May 8, 2019 (“Amendment No. 5”) and by that certain Amendment No. 6, dated as of May 10, 2019 (“Amendment No. 6”), respectively, unless certain specified circumstances cause an earlier termination.

The above descriptions of the terms of Amendment No. 5 and Amendment No. 6 do not purport to be complete and are qualified in their entirety by the full text of Amendment No. 5 and Amendment No. 6, which are attached as exhibits hereto and are incorporated herein by reference.

Item 2.04.                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 5 to Forbearance Agreement, dated as of May 8, 2019 by and among the Company, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto.

10.2

Amendment No. 6 to Forbearance Agreement, dated as of May 10, 2019 by and among the Company, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT CAPITAL GROUP, INC.

Date: May 13, 2019
	By:	/s/ William E. Niles
William E. Niles
Chief Executive Officer, General Counsel and Secretary